UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, the Shareholder Rights Plan Agreement (the “Shareholder Rights Plan”), dated August 6, 2009, between Tim Hortons Inc. (the “Corporation”) and Computershare Trust Company of Canada, was entered into to provide holders of the Corporation’s common shares (the “Common Shares”) and the Board of Directors of the Corporation, with the time, so that in the event of a take-over bid (or tender offer) for the Corporation, alternatives to the bid which may be in the best interests of the Corporation are identified and fully explored. Pursuant to the Shareholder Rights Plan, one right to purchase a Common Share (a “Share Purchase Right”) was issued in respect of each of the outstanding Common Shares to holders as of September 28, 2009, and was and will be issued in respect of each new Common Share issued after such date and prior to the Separation Time (as defined in the Shareholder Rights Plan). Pursuant to its terms, the Shareholder Rights Plan remains in effect for a period of nine years from its adoption, subject to reconfirmation by the Corporation’s shareholders every three years.

On May 10, 2012, the Corporation issued a press release announcing the reconfirmation of the Shareholder Rights Plan by its shareholders at the Corporation’s annual and special meeting of shareholders held on May 10, 2012 (the “Annual Meeting”). A copy of the press release is attached hereto as Exhibit 99.1. See Item 5.07 below. The Shareholder Rights Plan contains the same terms and conditions contained in the Shareholder Rights Plan initially adopted and confirmed in 2009. No changes were made to the Shareholder Rights Plan in connection with the reconfirmation.

The material features of the Shareholder Rights Plan are described in the section titled “Proposal 3 – Reconfirmation of Tim Hortons Inc. Shareholder Rights Plan” of the Corporation’s management proxy circular furnished to the Commission on March 23, 2012 on a Current Report on Form 8-K, which description is filed as Exhibit 99.2 hereto and incorporated herein by reference. The above and the incorporated description of the Shareholder Rights Plan are qualified in their entirety by reference to the Shareholder Rights Plan, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Information provided in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangement of Certain Officers.

(e) At the Annual Meeting, the shareholders of the Corporation approved the Tim Hortons Inc. 2012 Stock Incentive Plan (the “2012 Plan”), which had been previously approved by the Corporation’s Board of Directors, subject to shareholder and regulatory approval. The Corporation has also satisfied all conditions of regulatory approval from the Toronto Stock Exchange.

The 2012 Plan, which is similar to the Corporation’s existing 2006 Stock Incentive Plan, as amended and restated from time to time (the “2006 Plan”), provides for equity compensation awards in the form of stock options, restricted stock, stock appreciation rights, dividend equivalent rights, performance shares, performance units, share awards and stock units to eligible employees and directors of the Corporation and its subsidiaries. Awards granted under the 2006 Plan will continue to be governed by the terms of the 2006 Plan but no awards will be issued under the 2006 Plan following the Effective Date of the 2012 Plan.

The material features of the 2012 Plan are described in the section titled “Proposal 4 – Approval of Tim Hortons Inc. 2012 Stock Incentive Plan” of the Corporation’s management proxy circular furnished to the Commission on March 23, 2012 on a Current Report on Form 8-K, which description is filed as Exhibit 99.3 hereto and incorporated herein by reference. The above and the incorporated description of the 2012 Plan are qualified in their entirety by reference to the 2012 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Proxies for the Annual Meeting were solicited pursuant to our management proxy circular under the Canada Business Corporations Act and applicable Canadian securities laws, with such proxy circular having been filed with the Canadian Securities Administrators, and furnished to the Commission, on March 23, 2012. The following matters were submitted to a vote of the Corporation’s shareholders at the Annual Meeting, and the final voting results on each such matter, including total voting results as a percentage of votes cast, were as follows:

(a)	Election of Directors. The nine persons nominated by the Board of Directors for election as directors of the Corporation were elected, each to hold office until the next annual meeting of shareholders or until their respective successors are elected or appointed, subject to earlier death, resignation, retirement, disqualification or removal. Each nominee was an incumbent director, and no other persons were nominated. The votes cast for or withheld, as well as the number of broker non-votes, with respect to each nominee were as follows:

Director Nominee	Votes For	%	Votes Withheld	%	Broker Non-Votes

M. Shan Atkins	109,468,634	95.24	5,476,069	4.76	6,569,669

Michael J. Endres	114,674,888	99.77	269,812	0.23	6,569,670

Moya M. Greene	109,318,209	95.11	5,626,494	4.89	6,569,669

Paul D. House	108,899,717	94.74	6,044,967	5.26	6,569,671

Frank Iacobucci	109,435,949	95.21	5,508,723	4.79	6,569,671

John A. Lederer	109,341,257	95.13	5,603,445	4.87	6,569,670

David H. Lees	114,692,573	99.78	252,128	0.22	6,569,671

Ronald W. Osborne	114,562,400	99.67	382,302	0.33	6,569,670

Wayne C. Sales	109,461,936	95.23	5,482,767	4.77	6,569,669

The Corporation’s transfer agent does not tabulate abstentions, in accordance with applicable Canadian requirements. As disclosed in the management proxy circular, abstentions and broker non-votes had no impact on the voting results.

(b)	Reappointment of Independent Auditor. The shareholders of the Corporation reappointed PricewaterhouseCoopers LLP (“PwC”) as the independent auditor (and, for purposes of U.S. securities laws, the independent registered public accounting firm) for the fiscal year ending December 30, 2012. The votes cast for or withheld, as well as the number of broker non-votes with respect to the reappointment of PwC, were as follows:

Votes For	%	Votes Withheld	%	Broker Non-Votes
119,839,252	98.62	1,674,909	1.38	211

The Corporation’s transfer agent does not tabulate abstentions, in accordance with applicable Canadian requirements. As disclosed in the management proxy circular, abstentions and broker non-votes had no impact on the voting results.

The reappointment of PwC, having received the affirmative vote of a majority of the votes cast at the Annual Meeting, was approved.

(c)	Reconfirmation of the Corporation’s Shareholder Rights Plan. The shareholders of the Corporation have reconfirmed the Corporation’s Shareholder Rights Plan. The votes cast for or against, as well as the number of broker non-votes with respect to the adoption of the Shareholder Rights Plan, were as follows:

Votes For	%	Votes Against	%	Broker Non-Votes
113,387,667	98.65	1,557,025	1.35	6,569,673

The Corporation’s transfer agent does not tabulate abstentions, in accordance with applicable Canadian requirements. As disclosed in the management proxy circular, abstentions and broker non-votes had no impact on the voting results.

The Shareholder Rights Plan, having received the affirmative vote of a majority of the votes cast at the Annual Meeting, was reconfirmed.

(d)	Approval of the Corporation’s 2012 Stock Incentive Plan. The shareholders of the Corporation have approved of the Corporation’s 2012 Stock Incentive Plan (the “2012 Plan”). The votes cast for or against, as well as the number of broker non-votes with respect to the adoption of the 2012 Plan, were as follows:

Votes For	%	Votes Against	%	Broker Non-Votes
102,811,891	89.44	12,132,810	10.56	6,569,671

The Corporation’s transfer agent does not tabulate abstentions, in accordance with applicable Canadian requirements. As disclosed in the management proxy circular, abstentions and broker non-votes had no impact on the voting results.

The 2012 Plan was approved having received the affirmative vote of a majority of the votes cast at the Annual Meeting, with over 50% in interest in all Common Shares entitled to vote on the proposal having voted.

(e)	Shareholder Proposal. As previously announced, The Humane Society of the United States (“HSUS”) officially withdrew its shareholder proposal pertaining to sow and hen housing systems due to recent commitments made in these areas by the Corporation. As a result, HSUS’ proposal was not presented at the Annual Meeting and no vote was taken on such proposal.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Title

4.1	Shareholder Rights Plan Agreement, dated August 6, 2009, between the Corporation and Computershare Trust Company of Canada, as Rights Agent (incorporated by reference to Annex D of the definitive proxy statement of Tim Hortons Inc. filed with the Commission on August 17, 2009).

10.1	Tim Hortons Inc. 2012 Stock Incentive Plan.

99.1	Press release issued by the Corporation dated May 10, 2012.

99.2	The section titled “Proposal 3 – Reconfirmation of Tim Hortons Inc. Shareholder Rights Plan,” of the Corporation’s management proxy circular (incorporated by reference to the Corporation’s management proxy circular furnished to the Commission under Item 7.01 of the Current Report on Form 8-K on March 23, 2012 as Exhibit 99.1 thereto).

99.3	The section titled “Proposal 4 – Approval of Tim Hortons Inc. 2012 Stock Incentive Plan,” of the Corporation’s management proxy circular (incorporated by reference to the Corporation’s management proxy circular furnished to the Commission under Item 7.01 of the Current Report on Form 8-K on March 23, 2012 as Exhibit 99.1 thereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: May 10, 2012	By:	/s/ JILL E. AEBKER
Jill E. Aebker
Senior Vice President, General Counsel and Secretary